PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) made this 10th day of April, 2007, between Wits Basin Precious Minerals Inc., a Minnesota corporation (“Pledgor”), and China Gold, LLC, a Kansas limited liability company (the “Pledgee”).

WITNESSETH:

WHEREAS, the Pledgee and Pledgor have entered into a transaction pursuant to which the Pledgee may purchase one or more convertible secured promissory notes of Pledgor in an aggregate amount of up to $25,000,000 (collectively, the “Notes”); and

WHEREAS, as partial security for Pledgor’s obligations under the Note, Pledgor has agreed to grant to Pledgee a security interest in 1,000 shares of common stock, par value $.01 per share, of Wits-China Acquisition Corp., a wholly owned subsidiary of Pledgor incorporated in the State of Minnesota (“Wits-China”), such shares constituting all of the outstanding shares of capital stock of Wits-China, and any other subsidiary thereof which holds assets relating to Properties (as defined in that certain Convertible Notes Purchase Agreement dated of even date herewith between Pledgor and Pledgee (the “Purchase Agreement”)) (collectively, all shares of common stock of Wits-China and such other subsidiaries shall be referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth herein, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Pledgor hereby grants and pledges to Pledgee a security interest in all of Pledgor’s right, title and interest in and to the Shares, together with all distributions, additions, substitutions or replacements for any of the foregoing property and together with proceeds of any and all of the foregoing property, each whether now owned or hereafter acquired (the “Collateral”), as security solely for the payment and performance of Pledgor’s obligations to pay the principal and accrued interest, if any, due under the Note (the “Secured Obligations”).

2.  All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Pledgee pursuant thereto at Pledgee’s principal place of business, and shall be in a suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in the form and substance reasonably satisfactory to Pledgee.

3.  Pledgee’s duty of care with respect to Collateral in its possession shall be deemed fulfilled if it exercises reasonable care in the physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third party, exercise reasonable care in the selection of the bailee or other third party, and Pledgee need not otherwise preserve, protect, insure or care for any Collateral. Pledgee shall have no liability or responsibility to any third party for any action taken or omitted with respect to the Collateral on the direction of any third party.

4.  Pledgee, in the name of Pledgor or otherwise, after the occurrence and continuance of an Event of Default (as defined in Section 5 below), shall have the authority but shall not be obligated to exercise, any rights and remedies granted hereunder, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law, including the right to receive all dividends or distributions with respect to, and to exercise all voting and other rights as a holder of, the Shares, and the right to offer and sell the Collateral. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive all distributions and to exercise all voting rights with respect to the Shares.

5.  As used herein, the term “Event of Default” shall mean Pledgor’s failure to perform its material obligations under the Notes when due.

6.  If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed at least 10 days before such disposition addressed to Pledgor at the following address:

80 South Eighth Street, Suite 900
Minneapolis, MN 55402-8773

7.  No delay or failure by Pledgee in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by Pledgee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

8.  Pledgor agrees that from time to time, at Pledgor’s expense, it will promptly execute and deliver, or cause to be delivered, all further instruments and documents, and take all further action that may reasonably necessary in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

9.  This Agreement shall take effect when signed by Pledgor and Pledgee.

10.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission with telephone confirmation, or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed, three days after the date of mailing, as follows:

If to Pledgor:            Wits Basin Precious Minerals Inc.
                                   80 South Eighth Street, Suite 900
                                   Minneapolis, MN 55402-8773
                                  Attention: Mark Dacko, Chief Financial Officer
                                  Facsimile: (612) 395-5276

With a copy to:         Maslon Edelman Borman & Brand, LLP
                                   3300 Wells Fargo Center
                                   90 South Seventh Street
                                   Minneapolis, Minnesota 55402-4140
                                   Attention: William Mower, Esq.
                                   Facsimile: (612) 642-8358

If to Pledgee:            China Gold, LLC
                                   7300 College Blvd., Suite 303
                                   Overland Park, KS 66210
                                   Attn: C. Andrew Martin, Managing Partner
                                   Facsimile: (913) 339-6086

                    With a copy to:        William M. Schutte
                                   Polsinelli Shalton Flanigan Suelthaus PC
                           6201 College Blvd., Suite 500
                           Facsimile: (913) 451-6205

11.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.

12.  This Agreement shall be governed by the laws of the State of Kansas and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in such state, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect any other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and in the creation and payment of the Secured Obligations.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PLEDGOR:

Wits Basin Precious Minerals inc. a Minnesota Corporation

By:	/s/ Mark D. Dacko
Its Chief Financial Officer

PLEDGEE:

China Gold, LLC a Kansas limited liability company

By:	Cory Lagerstrom
Cory Lagerstrom
Manager of Pioneer Holdings, LLC Manager of Pledgee